Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-91814 of International Electronics, Inc. on Form S-8 of our report dated November 7, 2003 appearing in this Annual Report on Form 10-KSB of International Electronics, Inc. for the year ended August 31, 2003.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

November 24, 2003